Exhibit 10.6

SERVICE AGREEMENT

This SERVICE AGREEMENT (this “Agreement”) is entered into on October 18, 2018 by and among YX Management Holding Ltd. (the “Company”), a business company incorporated in the British Virgin Islands, YX Asset Recovery Limited (the “Cayman Company”), an exempted company incorporated in the Cayman Islands with limited liability, and Mr. Huaqiao Zhang (the “Service Provider”), a citizen of Hong Kong SAR.  The Company, the Cayman Company and the Service Provider may be referred to herein individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H

WHEREAS the Service Provider, an employee of the Cayman Company, has the knowledge, expertise, experience and knowhow required for the provision of the Services (defined in Appendix A);

WHEREAS the Company holds certain ownership interests in the Cayman Company;

WHEREAS the Company intends to retain the Service Provider to, and the Service Provider would like to provide the Services to the Cayman Company;

WHEREAS the Parties wish to set forth in writing their agreements and understanding with respect to provisions of the Services; and

NOW, THEREFORE, in consideration of the promises and mutual agreements and undertakings set forth herein, and with the intention to be bound hereby, the Parties hereto agree as follows:

1.                  Services.

1.1.                         The Service Provider shall provide the Cayman Company with certain services as described in Appendix A attached hereto.

1.2.                         The Service Provider shall utilize his skills, diligence, ethics and care in provision of the Services.  The Service Provider shall devote sufficient time and efforts when providing the Services, and undertakes to devote his knowledge, expertise, talent, experience and best efforts to the business and affairs of the Cayman Company and to the performance of his duties with the Cayman Company.

1.3.                         The Service Provider shall immediately notify and disclose to the Company in writing of any actual, perceived or potential conflict of interest which arises in the provision of the Services.

2.                  Compensation.

2.1.                         In consideration for the Services rendered by the Service Provider under this Agreement, the Company shall compensate the Service Provider in accordance with the terms set forth in Appendix B attached hereto, which may be amended from time to time by mutual written agreement of the Parties.

2.2.                         The Service Provider shall be responsible for payment of all taxes that may be imposed in applicable jurisdictions by applicable governmental authorities in connection with this Agreement.

3.                  Confidentiality.

3.1.                         The Service Provider shall keep strictly confidential all information and documentation acquired or learned in the course of performing this Agreement.  Without prior written consent of the Company, the Service Provider shall not disclose such confidential information to any third party or use such information for purposes other than in connection with the performance of this Agreement.

3.2.                         Notwithstanding the foregoing, the Service Provider shall be entitled to disclose relevant aspects of such confidential information (a) with respect to the Company and the Cayman Company, to their and their affiliates’ respective officers, directors, employees and representatives only to the extent that such disclosure is made in furtherance of the purposes of this Agreement, or is reasonably necessary to the exercise of his rights or the performance of his duties and obligations under this Agreement; or (b) as required by any applicable law or lawful subpoena or other legal process or order of a court or regulatory or legislative body of competent jurisdiction.

4.                  Assignment.

The Company may, at any time, assign its rights under this Agreement to any affiliate.  The Service Provider may not assign or subcontract any of his rights, obligations or duties under this Agreement unless a prior written consent is obtained from the Company.

5.                  Information, Records and Reports.

If the Service Provider is removed or resigns or this Agreement is terminated, the Service Provider shall fully cooperate with the Company and return all relevant books and records to the Company in accordance with the written instructions of the Company.

6.                  Notice.

Each Party shall use the following contact information to transmit notices or communications to the other Party:

If to the Company:

Address:                                                  Xincheng Science and Technology Park Building 7

West Yuelu Road No. 588

Changsha 410205, Hunan Province, PRC

Telephone:                                    [              ]

Email:                                                             [              ]

Attention:                                          Man Tan

with a copy to, which shall not constitute notice:

Paul Hastings LLP, Shanghai Representative Office

Address:                                                  43/F, Jing An Kerry Center Tower II,

1539 Nanjing West Road,

Shanghai 200040, PRC

Telephone:                                    [              ]

Email:                                                             [              ]

Attention:                                          Jia Yan

If to the Service Provider:

Address:  35 B Wealthy Heights, 35 MacDonnell Road, Hong Kong

Tel:

Email:                                                             [              ]

7.                  Term and Termination.

8.1                               This Agreement shall be effective on the date hereof, and shall continue in full force and effect until the earlier of (i) the date that is three (3) years after the execution of this Agreement; or (ii) sixty (60) days after the expiration of the Lock-up Period (defined in Appendix B).

8.2                               The Parties may terminate this Agreement upon mutual agreement.

8.3                               If either Party fails to fulfill its obligations hereunder, when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then the said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days, after which either Party shall have the right to unilaterally terminate this Agreement.

8.                  Representations and Warranties.

8.1.                         The Service Provider warrants and represents to the Company that:

(i)                                     he has the legal capacity to enter into this Agreement;

(ii)                                  this Agreement constitutes his valid and binding obligation enforceable against him in accordance with the terms hereof;

(iii)                               he is not prevented from providing or conducting the Services or from performing his duties in accordance with the terms of this Agreement by any obligation or duty owed to any other person or entity (“Other Party”), whether contractual or otherwise;

(iv)                              he has the required qualifications, licenses and permits to provide the Services to the Company; and

(v)                                 his provision of the Services and receipt of any compensation herein will not result in any actual or perceived conflict between the interest of the Company, on one hand, and the interest of any Other Party.

8.2.                         The Service Provider further warrants and represents to the Company that the execution and delivery of this Agreement and the fulfillment of its terms do not and will not constitute a default under or conflict with any agreement, obligation or other instrument to which he is a party or by which he is bound (including without limitation, any employment agreement).  Further, the Service Provider warrants, represents and undertakes that: (a) his engagement with the Company is and/or will not be in breach of any of its undertakings toward or agreements with any Other Party, (b) he will not disclose to the Company, nor use, in provision of any of the Services to the Company, any proprietary or confidential information belonging to any Other Party and (c) he has disclosed all details of this Agreement to any Other Party as required and that he has fulfilled all required notification obligations and obtained all necessary consents, waivers and authorizations, to enter into this Agreement, to perform the Services and to receive the compensation herein.

9.                  Anti-Bribery Law Compliance.

The Service Provider shall comply with all applicable anti-bribery laws, including the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery or anti-corruption law or regulations similar to the U.S. Foreign Corrupt Practices Act and shall abide by the Company’s gifts, entertainment and other policies adopted from time to time.  The Service Provider shall perform his obligations under this Agreement with the highest standards of business ethics.

10.           Miscellaneous.

10.1.                  No failure, delay of forbearance of either Party in exercising any power or right hereunder shall in any way restrict or diminish such Party’s rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either Party of any terms of conditions hereof.

10.2.                  In the event that it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

10.3.                  The preamble and appendices to this Agreement constitute an integral and indivisible part hereof.

10.4.                  This Agreement may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by all Parties hereto.

11.           Governing Law and Dispute Resolution.

11.1.                  This Agreement is governed by and construed in accordance with the laws of Hong Kong.

11.2.                  Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (the “Dispute”), shall be resolved through consultation between the Parties thereto.  Such consultation shall begin immediately after one Party to the Dispute has delivered to the other Parties thereto a written request for such consultation.  If within thirty (30) days following the date on which such request for consultation is delivered the Dispute cannot be resolved, any party to such Dispute may apply for the Dispute to be settled by arbitration.

11.3.                  The Dispute shall be submitted to Hong Kong International Arbitration Commission (“HKIAC”) and resolved in accordance with the HKIAC Administered Arbitration Rules in force at the time when the notice of arbitration is submitted in accordance with the HKIAC and as may be amended by the rest of this Section.  The place of arbitration shall be in Hong Kong.  The official language of the arbitration shall be English and the tribunal shall consist of one arbitrator to be appointed by HKIAC.  In the course of arbitration, all the Parties shall continue to implement the terms of this Agreement, except for those matters subject to arbitration.  The award of the arbitration tribunal shall be final and binding upon the disputing Parties from the day it is made, and any Party to the award may apply to a court of competent jurisdiction for enforcement of such award.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

Company

For and on behalf of
YX Management Holding Ltd.

By:	/s/ Man Tan
Name:	Man Tan
Title:	Director

Cayman Company

For and on behalf of
YX Asset Recovery Limited

By:	/s/ Man Tan
Name:	Man Tan
Title:	Director

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

Service Provider

/s/ Huaqiao Zhang
Huaqiao Zhang

Appendix A

Services

The Service Provider shall provide consultation services to the Cayman Company in connection with the Cayman Company’s contemplated initial public offering on the Nasdaq Stock Market or another recognized international securities exchange which the Cayman Company deems appropriate (the “IPO”), including but not limited to facilitating the Cayman Company’s restructuring, advising the Cayman Company on matters relating to corporate governance, legal and tax compliance and internal control, and coordinating with professional teams (collectively, the “Services”).

Appendix B

Compensation

1.                                      Conditioned upon the successful completion of the IPO of the Cayman Company, the Company shall compensate the Service Provider for the Services provided to the Cayman Company by awarding certain equity interest of the Cayman Company held by the Company to the Service Provider, calculated as follows:

Where:

EA                              =                                         Number of shares of the Cayman Company awarded to the Service Provider (the “Equity Award”).

OS                               =                                         Total number of outstanding shares of the Cayman Company immediately after the completion of its IPO.

2.                                      The Company shall transfer the Equity Award to the Service Provider immediately after the Cayman Company completes its IPO, subject to restrictions under applicable laws and the relevant listing rules of the applicable stock exchange.

3.                                      For a period of two (2) years from the day the Cayman Company completes its IPO (the “Lock-up Period”), the Service Provider shall not sell or transfer the Equity Award to any third party.